Exhibit 99.1

SUPREME COURT OF THE STATE OF NEW YORK QUEENS COUNTY

SUSAN PASKOWITZ, on Behalf of Herself and All Others Similarly Situated,

Plaintiff,

v.

JAMES J. HILL, CHRISTOPHER HUGHES, BRIAN J. MANGAN, RAYMOND A. ROEL, IRA COHEN, ERIC STEIN; JOSEPH PENNACCHIO; WILLIAM J. KELLY; QAR INDUSTRIES, INC., FINTECH CONSULTING LLC and ZEFF CAPITAL, LP;

Defendants.

and

TSRI, INC.,

Nominal Defendant.

Index No. 715541/2018

MEMORANDUM OF UNDERSTANDING

WHEREAS, this Memorandum of Understanding (“MOU”) is entered into as of October 21, 2019, by and between Plaintiff Susan Paskowitz and: (1) nominal Defendant TSRI, Inc. (“TSRI” or “the Company”); and (2) Director Defendants James J. Hill, Christopher Hughes, Brian J. Mangan, Raymond A. Roel, Ira Cohen, Eric Stein, Joseph Pennacchio, and William J. Kelly (the “Director Defendants”), all being present or former Directors of nominal Defendant TSRI (collectively with TSRI, “the Settling Present and Former Defendants”,1 and with Plaintiff, the “Settling Parties”), on the terms and subject to the conditions set forth herein;

[1]	On September 10, 2019, this Court effectively dismissed the Investor Parties as Defendants, pending entry of an order granting their motions to dismiss.

WHEREAS on October 11, 2018, Plaintiff commenced this action (the “Action”) by filing a Summons and Shareholder’s Class Action Complaint, which named as Defendants TSRI; present and former TSRI directors James J. Hill, Regina Dowd, Christopher Hughes, Brian J. Mangan, Raymond A. Roel, William J. Kelly (named in the complaint but omitted from the caption); former CEO Joseph F. Hughes (named in the caption as Joseph H. Hughes); Joseph Hughes’ wife Winifred M. Hughes (named in the caption as Winnifred M. Hughes); and Zeff Capital LP, QAR Industries, Inc., and Fintech Consulting, LLC (collectively, the “Investor Parties”);

WHEREAS, on June 14, 2019, Plaintiff filed a Shareholder’s Class and Derivative Action Amended Complaint (the “Amended Complaint”) against the Director Defendants, TSRI and the Investor Parties and on July 15, 2019 the Company and the Director Defendants filed an Answer which was thereafter amended;

WHEREAS, the Amended Complaint alleged that the Director Defendants breached their fiduciary duties by inter alia, consciously failing to enact a protective Shareholders Rights Plan immediately after Joseph Hughes demanded that the Company be sold and as a result of such breach of fiduciary duty the unaffiliated public shareholders suffered a loss in share value attributable to control passing to the Investor Parties, who are also alleged in the Amended Complaint not to have discharged their fiduciary duties to properly inform the public shareholders of the facts necessary to value their investment, or evaluate its future, and to have otherwise and in various ways caused TSRI pecuniary harm and damages;

WHEREAS, the Settling Parties have engaged significant arms-length negotiations with respect to the resolution of this Action between counsel who are knowledgeable in representative litigation and after significant such negotiations, the Settling Parties have reached an agreement in principle as to the settlement of the Action based on (i) Plaintiff’s demand for significant corporate governance reforms at TSRI, as set forth herein; and (ii) the Company’s and its directors’ acknowledgement that Plaintiff Paskowitz and her counsel provided a substantial benefit to the Company and its shareholders through the prosecution of the New York State Supreme Court action, her federal court action, her Delaware Chancery Court action, and other actions that assisted TSRI in its dispute with the Investor Parties. As further detailed herein this Settlement is not dependent on, and is independent of, the Settlement and Release Agreement (“SRA”) and Share Repurchase Agreement between TSRI and the Investor Parties dated as of August 30, 2019, and shall be binding and shall go forward in this Court regardless of whether or not the stock repurchase contemplated under the SRA and the Share Repurchase Agreement (the “Stock Repurchase”) is consummated;

WHEREAS, in connection with the settlement discussions and negotiations leading to the execution of this MOU, counsel for the Settling Parties have not discussed the appropriateness or amount of any application by counsel for Plaintiff for an award of attorneys’ fees and expenses;

WHEREAS, counsel for Plaintiff has concluded that the terms contained in this MOU are fair and adequate to TSRI and the Settlement Class (as defined herein) such that it is reasonable to pursue a settlement of the Action based upon those terms and the procedures outlined herein;

WHEREAS, the Company and its directors acknowledge that the changes and continuing measures in the corporate governance reforms contemplated herein are valuable: (i) in improving TSRI’s corporate governance practices such that they will reflect best practices; (ii) in helping the Company anticipate and avoid future legal issues and expenses; and (iii) in increasing overall shareholder value due to the governance improvements. The Company and its directors agree that most of these changes have not been previously in effect;

WHEREAS, the Settling Present and Former Defendants have denied, and continue to deny, that any of them committed any breach of duty, breached any other law, or engaged in any of the wrongful acts alleged in the Action, and expressly maintain each of them diligently and scrupulously complied with fiduciary and other legal duties, to the extent such duties exist, and further believe that the Action is without merit, and are entering into this MOU solely to eliminate the burden, expense, and uncertainties inherent in further litigation;

NOW THEREFORE, the Settling Parties have reached an agreement in principle providing for the settlement of the Action on the terms and subject to the conditions set forth below (the “Settlement”), and the Settling Parties believe the Settlement is in the best interests of the Settling Parties, TSRI and the Class:

1. As a result of the negotiations and discussions between and among the Settling Parties, (i) it is agreed that, in consideration for the full settlement and release of the Settled Claims (as defined below), the Settling Parties have agreed that TSRI will implement and/or continue the corporate governance reforms described in Exhibit A hereto within 30 days of a final order and judgment being entered herein, and keep these corporate governance reforms in place for five years from the time of the final order and judgment; and (ii) TSRI and its directors acknowledge that Plaintiff Paskowitz and her counsel provided a substantial benefit to the Company and its shareholders through the prosecution of the New York State Supreme Court action, her federal court action, her Delaware Chancery Court action, as well as by taking other actions that assisted TSRI in its resolving its dispute with the Investor Parties, as set forth in more detail in Exhibit B.

2. Within three (3) business days after the execution of this MOU, counsel for Plaintiff shall inform the Court of the execution of this MOU, and shall request leave of the Court to present the Settlement for preliminary approval as soon as practicable.

3. The Settling Parties agree that the Settlement contemplated by this MOU is independent of and will proceed regardless of whether the Stock Repurchase described in the SRA and the Share Repurchase Agreement is ever consummated, and that the releases contemplated herein shall be provided and incorporated in a final order and judgment, subject to Court approval, regardless of whether the Stock Repurchase is ever consummated.

4. The Preliminary Approval Order will provide for:

a. Preliminary approval of a Class for settlement purposes only pursuant to CPLR 901 defined as: “All public shareholders of TSRI, excluding the Defendants, and any of their affiliates as of the date of the Stipulation of Settlement” (the “Settlement Class”);

b. The approval of Notice to the Class and to current shareholders and the setting of a date to disseminate the Notice and any other required notice;

c. Setting a date for the Final Hearing on the Approval of the Settlement and Plaintiff’s application for an award of counsel fees and the reimbursement of expenses;

d. Setting dates and procedures for the filing of briefs in support of the settlement; objections to the Settlement and any responses thereto; and

e. staying any proceedings by anyone pending the Final Hearing.

5. No fees or expenses shall be paid to counsel for Plaintiff in the absence of approval of a complete release of all the Released Persons (as defined below) substantially in the form agreed herein, and proposed to the Court.

6. The Settling Parties will attempt in good faith to agree promptly upon an appropriate stipulation of settlement (the “Stipulation”) and such other documentation as may be required to obtain final approval of the Settlement, and such Stipulation shall be executed and submitted to the Court for approval at the earliest practicable time. The Settling Parties acknowledge that the Stipulation and the exhibits thereto shall contain the usual terms appropriate in documents of this type and there is no need to detail each such term, because the Settling Parties are familiar with them. The Stipulation shall expressly provide that, among other things:

(a) The Settling Present and Former Defendants have denied, and continue to deny, that they have committed any breach of duty or violation of any other law or engaged in any of the wrongful acts alleged in the Action, expressly maintain that they diligently and scrupulously complied with their fiduciary and other legal duties, to the extent such duties exist, and believe that the Action is without merit;

(b) The Settling Present and Former Defendants are entering into the Stipulation solely because the Settlement would eliminate the burden, expense, and uncertainties inherent in further litigation;

(c) Counsel for Plaintiff believes that the Plaintiff’s claims have merit based on proceedings to date, but recognizes that the Defendants would continue to assert legal and factual defenses to their claims, and that it is advisable to settle all disputes with the Settling Present and Former Defendants;

(d) Counsel for Plaintiff has concluded that the Settlement is fair and adequate, and that it is reasonable to pursue the Settlement based upon the terms and procedures outlined herein; and

(e) The Company and its directors will acknowledge that the changes in the corporate governance reforms contemplated herein are valuable: (i) in improving TSRI’s corporate governance practices such that they will reflect best practices; (ii) in helping the Company anticipate and avoid future legal issues and expenses; and (iii) in increasing overall shareholder value due to the governance improvements. The Company and its directors agree that most of these changes have not been previously in effect; and

(f) TSRI and its directors will acknowledge that Plaintiff Paskowitz and her counsel provided a substantial benefit to the Company and its shareholders through the prosecution of the New York State Supreme Court action, her federal court action, her Delaware Chancery Court action, as well as by taking other actions that assisted TSRI in ultimately resolving its dispute with the Investor Parties;

7. The Stipulation will further provide for, among other things:

(a) That all proceedings in the Action, except for Settlement-related proceedings, shall be stayed until the Court rules upon a motion for final approval of the Settlement;

(b) That the Company will pay for all costs of Notice to the Company’s Shareholders;

(c) That the Company or its insurance carrier will be responsible for the payment to Plaintiff’s Counsel of attorneys’ fees and the reimbursement of expenses as awarded by the Court; and

(d) The entry of a judgment in an appropriate form, dismissing the Action with prejudice and barring, among other things, any and all claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters, and issues known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, that have been, or could have been, asserted in any court, tribunal, or proceeding (including, but not limited to, any claims arising under state, foreign, or common law, including any state disclosure law), by or on behalf of Plaintiff, the Class, TSRI, or any TSRI stockholder derivatively on behalf of TSRI, individually or as a class action (collectively, the “Releasing Persons”) against the Settling Present and Former Defendants, as well as the Investor Parties, or any of their respective families, parent entities, controlling persons, associates, affiliates, or subsidiaries and each and all of their respective past or present officers, directors, stockholders, principals, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, entities providing fairness opinions, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, or assigns (the “Released Persons”) which the Releasing Persons ever had, now have, or may have had by reason of, arising out of, relating to, or in connection with the acts, events, facts, matters, transactions, occurrences, statements, or representations, or any other matter whatsoever set forth in or otherwise related, directly or indirectly, to the Action (the “Settled Claims”); provided, however, that the Settled Claims shall not include any claims to enforce the Settlement, and further provided that the Settling Present and Former Defendants, to the full extent of their authority, shall provide a reciprocal release to Plaintiff, the Class, and TSRI, with respect to the Settled Claims.

8. The Stipulation will include a provision that the Releasing Persons acknowledge, or by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true by them with respect to the Settled Claims, but that it is the intention of the Releasing Persons to completely, fully, finally, and forever compromise, settle, release, discharge, extinguish, and dismiss any and all Settled Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Releasing Persons acknowledge, or by operation of law shall be deemed to have acknowledged, that “Unknown Claims” are expressly included in the definition of “Settled Claims,” and that such inclusion was expressly bargained for and was a key element of the Settlement and was relied upon by each and all of the Released Persons in entering into this Stipulation. “Unknown Claims” means any claim that the Releasing Persons do not know or suspect exists in his, her or its favor at the time of the release of the Settled Claims as against the Released Parties, including without limitation those which, if known, might have affected the decision to enter into the Settlement.

9. The Settlement is intended to extinguish all of the Settled Claims and, consistent with such intention, the Stipulation will provide that, upon final approval of the Settlement, the Releasing Persons shall waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal, or foreign law or principle of common law, which may have the effect of limiting the release set forth above. This shall include a waiver by the Releasing Persons of any rights pursuant to section 1542 of the California Civil Code (or any similar, comparable, or equivalent provision of any federal, state, or foreign law, or principle of common law), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

10. Plaintiff acknowledges, and the Releasing Persons shall be deemed by operation of the entry of a final order and judgment approving the Settlement to have acknowledged, that the foregoing waiver was separately bargained for, is an integral element of the Settlement, and was relied upon by each and all of the Settling Present and Former Defendants in entering into the Settlement.

11. The provisions contained in this MOU shall not be deemed a presumption, concession, or admission by any of the Settling Present and Former Defendants of any fault, liability, or wrongdoing as to any facts or claims alleged or asserted in the Action or in any other action or proceeding, and shall not be interpreted, construed, deemed, invoked, offered, or received into evidence or otherwise used by any person in the Action or in any other action or proceeding, whether civil, criminal, or administrative, except in connection with any proceeding to enforce the terms of the Settlement.

12. Plaintiff and her counsel represent and warrant that (i) Plaintiff is a TSRI stockholder and has been a TSRI stockholder at all relevant times and continued to hold her stock in TSRI as of the date this MOU was signed, and (ii) none of Plaintiff’s claims or causes of action referred to in the complaint or this MOU, or any claims Plaintiff could have alleged, have been assigned, encumbered, or in any manner transferred in whole or in part.

13. Upon final approval of the Settlement, the Releasing Persons covenant not to sue and shall be barred from suing any Settling Present and Former Defendant, the Investor Parties, or any other Released Person for any Settled Claims.

14. This MOU constitutes the entire agreement among the Settling Parties with respect to the subject matter hereof, and may not be amended nor any of its provisions waived except by a writing signed by all of the parties hereto.

15. This MOU and the Settlement contemplated by it shall be governed by, and construed in accordance with, the laws of the state of New York, without regard to conflicts of law principles.

16. This MOU may be executed in counterparts by facsimile, email, or original signature by any of the signatories hereto and as so executed shall constitute one agreement.

17. This MOU shall be binding upon and shall inure to the benefit of the Settling Present and Former Defendants and their respective agents, successors, executors, heirs, and assigns.

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ROY JACOBS & ASSOCIATES		ARNOLD & PORTER KAYE SCHOLER LLP

By:	/s/ Roy L. Jacobs	By:	/s/ Phillip A. Geraci
Roy L. Jacobs 420 Lexington Avenue, Suite 2440 New York, NY 10170 (212) 867-1156 212-504-8343 (FAX) rjacobs@jacobsclasslaw.com Counsel for Plaintiff Susan Paskowitz

Phillip A. Geraci

Aaron F. Miner

Zheng (Jane) He

250 West 55th Street

New York, New York 10019-9710

Telephone: (212) 836-8000

Facsimile: (212) 836-8689

Email: phillip.geraci@arnoldporter.com aaron.miner@arnoldporter.com jane.he@arnoldporter.co

Counsel for Nominal Defendant TSRI Inc. and Defendants James J. Hill, Christopher Hughes, Brian J. Mangan, Raymond A. Roel, Ira Cohen, Eric Stein; Joseph Pennacchio, and William J. Kelly

EXHIBIT A

EXHIBIT A

EXHIBIT A

AGREED UPON CORPORATE GOVERNANCE CHANGES

a. No future Board nominee may be related by blood or marriage to any existing Director; provided, however, that any current Board member related by blood or marriage to any other Director may stand for future election and/or appointment to the Board and the Board may appoint any person without regard to their familial relationship to serve out the remainder of the term of any Director owning 10% or more of the Company’s stock in the event such Director is no longer able to serve as a member of the Board by reason of death or disability;

b. The Board will ensure that the Compensation Committee of the Board employs the services of a professional compensation expert to advise the Committee on management compensation, in accordance with accepted procedures used by such experts, on a biennial basis;

c. The Board will create a Strategic Planning Committee as a permanent Board Committee and charge it with the following tasks: (i) exploring acquisitions and other financial opportunities which may be beneficial to the Company and its shareholders and (ii) reviewing, approving and monitoring the Company’s short-term and long-term strategic plans which will be created by management and updated annually to address the Company’s goals to increase value and identify accretive acquisitions, and other value-enhancing measures. The strategic plan will be reviewed by this Committee at least annually and have input from the entire Board. The Committee will have the power to retain and consult with outside experts as deemed necessary. The Committee will meet at least twice a year;

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d. The Board and management will within three months solicit guidelines from competent legal counsel advising it on when the Board and management should seek legal advice and opinions, and will resolve to implement those guidelines;

e. All Board members will receive appropriate directors’ training, including a comprehensive professional seminar or seminars in-person or on-line totaling at least five hours, which training shall be relevant to the understanding of their fiduciary duties as directors, and the appropriate exercise of corporate action to protect the Company from outside corporate threats, on at least a biennial basis, except as to any new director who will arrange to engage in such training as soon as practicable after election or appointment;

f. At least once a year, management will hold a live conference pursuant to Regulation FD to report on the Company’s financial performance and prospects going forward and will accept questions;

g. The Board will create the position of Lead Independent Director, which will be held by a Director who is not also the CEO. The Lead Independent Director will consider input from all directors as to the preparation of the agendas for Board and Committee meetings. The Lead Independent Director shall consult at least once a quarter with the Company’s officers who are responsible for assuring compliance with and implementation of all applicable corporate and securities laws and make any recommendations for further action as necessary to ensure compliance;

h. Provide in the Company’s Proxy Statement a say on pay provision for any named top five executives pursuant to the Dodd–Frank Wall Street Reform and Consumer Protection Act on a biennial basis.

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EXHIBIT B

EXHIBIT B

EXHIBIT B

TSRI and its directors acknowledge that Plaintiff Paskowitz and her counsel provided a substantial benefit to the Company and its shareholders through the prosecution of the New York State Supreme Court action, her federal court action, and other actions that assisted TSRI in its dispute with the Zeff Parties consisting of QAR Industries, Inc., Fintech Consulting LLC and Zeff Capital, LP (the “Zeff Parties”). Such substantial benefits included:

a. The filing of this Action and the prosecution in this Court of claims against the Zeff Parties, including asserting that they were an undisclosed group and that they had fiduciary duties to TSRI and its public shareholders;

b. The filing and prosecution of an action in the Court of Chancery of the State of Delaware C.A. No. 2018-0807-JTL in opposition to the action filed by Fintech Consulting LLC (“Fintech”) seeking to invalidate the Company’s Rights Plan which inter alia aided in preserving the TSRI shareholder rights plan against early termination, thus preventing the Zeff Parties from doing a street sweep to obtain ownership as a group of 50% of the Company’s shares, and from securing complete control over TSRI in a manner Plaintiff viewed as detrimental to TSRI and its shareholders;

c. The filing and prosecution of an action in federal court entitled Paskowitz v. Zeff Capital, LP, Zeff Holding Company, LLC, QAR Industries, Inc., Fintech Consulting LLC, Daniel Zeff, Robert Fitzgerald, and Tajuddin Haslani, No. 1:19-cv-00167-KPF (S.D.N.Y. 2019) challenging the Zeff Capital L.P. Proxy to elect two directors to the Company’s Board, wherein Plaintiff alleged wrongdoing by the Zeff Parties in addition to the wrongdoing asserted by the Company.

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d. With respect to the federal action, Plaintiff helped persuade the parties to strongly consider resolution of the dispute, argued before Judge Failla to have the action Mediated, obtained Fintech’s offer in open court to dismiss the Delaware litigation which offer was accepted by all parties and convinced Judge Failla to send the federal matter to Mediation.

e. Participated in the Mediation of the federal action and attended two mediation sessions, after having met privately with the Company’s management to discuss Zeff Parties issues. The Mediation set the stage for an eventual settlement.

f.  Engaged in substantial discussions with the Company counsel on ways to address the Zeff Parties’s efforts to take over the Company, and resolve ways to resolve the litigations without an Zeff Parties takeover, which Plaintiff felt would be detrimental to TSRI under the circumstances.

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